Exhibit 23


                           Consent of Independent Auditors


          We consent to the incorporation by reference of our report dated February 3, 1994, with respect to the consolidated financial statements and schedules of The Timken Company included in this Annual Report (Form 10-K) for the year ended December 31, 1993, in the following Registration Statements and in the related
          Prospectuses:

                 Registration         Registration             Dated
                   Number              Statement


                   2-93847        Form S-3                October 30, 1984

                   2-81738        Post-effective          October 30, 1984
                                  Amendment
                                  No. 3 to Form S-3

                  33-11823        Form S-3                February 6, 1987

                  33-35773        Form S-3                  July, 19, 1990

                   2-97340        Post-effective         November 19, 1990
                                  Amendment
                                  No. 1 to Form S-8

                  33-36839        Post-effective         November 19, 1990
                                  Amendment
                                  No. 1 to Form S-8

                  33-47185        Form S-8                  April 20, 1992

                  33-50872        Form S-8                 August 10, 1992

                  33-54360        Form S-8                November 6, 1992

                  33-54362        Form S-8                November 6, 1992

                  33-54452        Form S-8                November 6, 1992

                  33-62904        Form S-3                    May 18, 1993

                  33-50609        Form S-8                October 15, 1993

                  33-50613        Form S-8                October 15, 1993

                                                  ERNST & YOUNG

          Canton, Ohio
          March 28, 1994

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